     As filed with the Securities and Exchange Commission on July 3, 2001

                                                    Registration No. 333-[_____]
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                             BED BATH & BEYOND INC.
             (Exact name of registrant as specified in its charter)

            New York                                        11-2250488
           ----------                                      ------------
(State or other jurisdiction of                  (I.R.S. Employer Identification
 incorporation or organization)                              Number)

                               650 Liberty Avenue
       -------------------------------------------------------------------
               (Address of principal executive offices) (Zip code)

                  Bed Bath & Beyond Inc. 2000 Stock Option Plan
                  Bed Bath & Beyond Inc. 2001 Stock Option Plan
                            (Full title of the Plan)

                              Mr. Warren Eisenberg
                             Bed Bath & Beyond Inc.
                               650 Liberty Avenue
                             Union, New Jersey 07083
                                 (908) 688-0888
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                        ---------------------------------

                                   Copies to:
                               Klaus Eppler, Esq.
                               Proskauer Rose LLP
                                  1585 Broadway
                            New York, New York 10036
                                 (212) 969-3000

                        ---------------------------------

                         CALCULATION OF REGISTRATION FEE

                                                                      Proposed maximum       Proposed maximum       Amount of
                                                  Amount to be         offering price       aggregate offering     Registration
Title of securities to be registered              registered(1)         per share(2)             price(2)              Fee
------------------------------------              ------------        ----------------       ----------------       ---------
Common Stock, par value $.01 per share         22,000,000 shares          $29.625              $651,750,000          $162,937.50

(1) The maximum number of shares as to which awards may be granted under the Bed Bath & Beyond Inc. 2000 Stock Option Plan (the "2000 Plan") is 12,000,000 and the maximum number of shares as to which awards may be granted under the Bed Bath & Beyond Inc. 2001 Stock Option Plan (the "2001 Plan" and, together with the 2000 Plan, the "Plans") is 10,000,000. Pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also registers such additional indeterminate number of shares of Common Stock as may be offered or issued to adjust for any stock splits, stock dividends or similar transactions, as provided for by the Plans.

(2) Computed pursuant to Rule 457(h) promulgated under the Securities Act on the basis of the average of the high and low prices per share of common stock of Bed Bath & Beyond Inc. on June 27, 2001, as reported on the Nasdaq National Market.

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

                  The Section 10(a) prospectuses for the 2000 Plan and 2001 Plan are not being filed with the Securities and Exchange Commission (the "Commission") as part of this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Bed Bath & Beyond Inc., a New York corporation (the "Registrant" or the "Company"), is registering herewith 22,000,000 shares of its common stock, par value $.01 per share (the "Common Stock"), 12,000,000 of which are issuable pursuant to the 2000 Plan and 10,000,000 of which are issuable pursuant to the 2001 Plan.

Item 3.  Incorporation of Documents by Reference

         The following documents filed with the Commission by the Company are incorporated herein by reference:

         (1)      Annual Report on Form 10-K for the fiscal year ended March 3,
                  2001.

         (2) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A, filed May 11, 1992, and any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all remaining securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein and to be part hereof from the date of filing such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interest of Named Experts and Counsel.

         The validity of the issuance of the shares of Common Stock offered hereby have been passed upon by Proskauer Rose LLP, 1585 Broadway, New York, New York 10036.

         Klaus Eppler, Esq., a member of Proskauer Rose LLP, is a director of the Company. Peter Samuels, Esq., a member of Proskauer Rose LLP, is a director of Bed Bath & Beyond Procurement Co. Inc., a subsidiary of the Company.

Item 6.  Indemnification of Directors and Officers.

         Section 402(b) of the New York Business Corporation Law provides that, subject to conditions and qualifications provided by statute, a Certificate of Incorporation may set forth a provision eliminating or limiting the personal liability of directors to the corporation or its shareholders for damages for any breach of duty in such capacity.

         The Company's Amended and Restated Certificate of Incorporation provides that no director of the corporation shall be personally liable to the corporation or any of its shareholders for damages for any breach of duty in such capacity except for liability of any director if a judgment or other final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated Section 719 of the Business Corporation Law. If the Business Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Business Corporation Law. Any repeal or modification of this Article shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification.

         The Company's By-laws provide that the corporation shall, to the fullest extent permitted by applicable law as in effect at any time, indemnify any director (and may indemnify any officer) made, or threatened to be made, a party to an action or proceeding, whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including reasonable attorneys' fees incurred as a result of such action or proceeding, or any appeal therein; provided that to the extent prohibited by applicable law no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled. The Company's By-laws provide that the right to indemnification described in this paragraph is intended to be retroactive and shall, to the extent permitted by applicable law, be available with respect to events occurring prior to the adoption of such right of indemnification and shall continue to exist after any future rescission or restrictive modification thereof with respect to any alleged cause of action that accrues, or any other incident or matter that occurs, prior to such rescission or modification.

         The Company has obtained directors and officers liability insurance which insures the Company's officers and directors against certain liabilities.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.

         Not applicable.


Item 8.  Exhibits.

      Exhibit
      Number      Description
      ------      -----------
          5       Opinion of Proskauer Rose LLP*

         23.1     Consent of KPMG LLP*

         23.2     Consent of Proskauer Rose LLP (included in Exhibit 5)*

         24       Power of Attorney (included on signature page)*

         *  Filed herewith.

Item 9.  Undertakings.

                  The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by (i) and (ii) is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities
Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and State of New York, on June 28, 2001.

                                        BED BATH & BEYOND INC.


                                        By: /s/Warren Eisenberg
                                            ------------------------------------
                                            Warren Eisenberg, Co-Chairman, Co-
                                            Chief Executive Officer and Director

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Warren Eisenberg and Leonard Feinstein, and each of them acting singly, his or her attorney-in-fact, with full power of substitution, for him or her in all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                     NAME                                      CAPACITY                            DATE
                     ----                                      --------                            ----
/s/Warren Eisenberg                                     Co-Chairman, Co-Chief                June 28, 2001
------------------------------                      Executive Officer and Director
Warren Eisenberg                                     (Principal Executive Officer)

/s/Leonard Feinstein                                    Co-Chairman, Co-Chief                June 28, 2001
------------------------------                      Executive Officer and Director
Leonard Feinstein

/s/Steven H. Temares                                  President, Chief Operating             June 28, 2001
------------------------------                           Officer and Director
Steven H. Temares

/s/Eugene A. Castagna                                  Vice President - Finance              June 28, 2001
------------------------------                         (Principal Financial and
Eugene A. Castagna                                        Accounting Officer)

/s/Klaus Eppler                                                Director                      June 28, 2001
------------------------------
Klaus Eppler

/s/Robert S. Kaplan                                            Director                      June 28, 2001
------------------------------
Robert S. Kaplan

/s/Robert J. Swartz                                            Director                      June 28, 2001
------------------------------
Robert J. Swartz

                                  EXHIBIT INDEX

     Exhibit
     Number                           Description
     ------                           -----------
      5       Opinion of Proskauer Rose LLP*

     23.1     Consent of KPMG LLP*

     23.2     Consent of Proskauer Rose LLP (included in Exhibit 5)*

     24       Power of Attorney (included on signature page)*

     *  Filed herewith.